EXHIBIT 99

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of August 3, 2007

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
240C #2	240-C	400	35,000	2009	TBD	TBD	TBD	TBD	Rig planned for construction with delivery expected in 2009.
240C #1	240-C	400	35,000	2008	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected during 3Q 2008.
J.P. Bussell	225-C	300	35,000	2007	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected during 2Q 2008.
Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Gulf of Mexico	El Paso	Low 170s	January 2008
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	BP	Low 220s	June 2009	BP assigned the contract to Petrobras for one well.
Rowan Gorilla VII	219-C	400	35,000	2002	North Sea	Maersk	Mid 250s	September 2007	Rig incurred approximately seven days of July downtime.
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	Talisman	Mid 290s	November 2007
						BG	Mid 260s	May 2008	Base day rate is shown, exclusive of contract mobilization/modification payments. Depending upon the operating area, total revenues are expected to average between $310 and $370 per day.
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Mid 170s	March 2009	Rig is expected to incur approximaetly 30 days of downtime during the second half of 2008 for equipment inspections and modifications.
						Total	Low 260s	August 2010
Rowan Gorilla IV	200-C	450	35,000	1986	Gulf of Mexico	PXP	Mid 180s	March 2008
Rowan Gorilla III	200-C	450	30,000	1984	Trinidad	EOG	Low 180s	September 2007
						Petro-Canada	Low 250s	March 2008
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Devon	Mid 170s	April 2008
Rowan-California	116-C	300	30,000	1983	Middle East	Saudi Aramco	Mid 110s	April 2009
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 100s	September 2007
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 190s	January 2009
Arch Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Charles Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 190s	January 2009

Rowan-Middletown	116-C	350	30,000	1980	Middle East	Saudi Aramco	Mid 110s	April 2009
Conventional Jack-up Rigs:
Rowan-Juneau	116	300	30,000	1977	Gulf of Mexico	Newfield	Mid 60s	August 2007
						Dominion	Mid 100s	October 2007
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Devon	Low 100s	December 2007	Rig incurred approximately four days of July downtime.
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	Helix ERT	Low 100s	September 2007
Rowan-Anchorage	52	250	20,000	1972	Gulf of Mexico	Helix ERT	Mid 60s	August 2007

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class. 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit. 240-C is LeTourneau's latest jack-up design. Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenue.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filiings with the U. S. Securities and Exchange Commission.